UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2005

FIFTH THIRD BANCORP

(Exact name of registrant as specified in its charter)

Ohio

(State or other jurisdiction of incorporation)

0-8076	31-0854434
(Commission File Number)	(IRS Employer Identification No.)

Fifth Third Center
38 Fountain Square Plaza, Cincinnati, Ohio	45263
(Address of principal executive offices)	(Zip Code)

(513) 534-5300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 3, 2005 and February 9, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of Fifth Third Bancorp (the “Company”) met to review the performance of the Company for 2004 and to determine the Annual Incentive Awards to the Company’s executives pursuant to the Fifth Third Bancorp Incentive Compensation Plan (as discussed below). Following is a report of the actions taken by the Committee at those meetings:

The Company’s cash compensation program for its executive officers consists of two components (1) base salary; and (2) annual performance-based bonuses. The Committee is composed entirely of independent directors. The Committee is responsible for the administration of the base salary level and annual bonus compensation programs. In determining compensation levels the Committee considers salary and bonus levels which will attract and retain qualified executives when combined with the other components of the Company’s compensation programs including long term stock based equity grants. The Committee also considers programs that will incorporate specific annual performance criteria and will reward continuous improvement in their respective areas as well as the Company as a whole, which contribute to long-term shareholder value.

Officers eligible to receive bonuses are placed in bonus pools that designate their bonus opportunity based on their position and job level. Executive Officers are defined as the President and Chief Executive Officer and those individuals who are Executive Vice Presidents of the Company. Executive Officers are specifically designated by the Committee as participants in the bonus pool by virtue of the Incentive Compensation Plan (the “Plan”) which was approved and adopted by the Company’s shareholders in 2004. The Plan allows the Company to issue Annual Incentive Awards comprised of cash or equity awards. The Committee met in early 2004 and established Performance Goals (as defined in the Plan) in the form of a bonus matrix comprised of incrementally increasing amounts of earnings per share, which, if attained, make an incentive bonus pool available for payments. In 2004, the Company’s target goal was to increase earnings per share by 10.8%, on a comparable basis over 2003. The matrix was established by the Committee to reflect a bonus pool, which increased if incrementally higher net income resulted in 2004 as compared to 2003. Bonus payments would be earned if the increase in earnings per share was in a range between 7.3% and 16.7%, where maximum payout would be earned. The Committee also has discretion under the Plan, as in past years, to consider unusual items that impacted earnings per share of the Company, both those items that contribute to an increase in earnings per share of the Company and those that contribute to a decrease in earnings per share. At a meeting held on February 3, 2005 the Committee determined that earnings for 2004 were sufficient to award bonuses to the officers (other than Executive Officers) at the target amount. The Committee determined that the bonuses paid to these officers should be adjusted based on individual goals of these officers including quantitative and qualitative goals as established by their managers.

At the Committee’s February 9, 2005 meeting, the Committee considered bonus payments to Executive Officers and considered the performance of the Company as compared to the Performance Goals for the 2004 plan year. Based on the Company’s performance, the Committee determined that, based solely on publicly reported earnings per share, the Performance Goals were not met for 2004. The Committee however, utilizing its discretion under the Plan and applying its best business judgment, analyzed additional factors. Those additional factors included: comparison of the Company’s net income performance to its peer group; total cash compensation necessary to meet the objectives of hiring and retaining top executive talent; substantial progress in addressing regulatory matters; investment in a significant increase in the size of the Company’s sales force including the expense of hiring additional sales employees during 2004; accomplishment of executive management leadership objectives; expense associated with charitable and community contributions and involvement; expense associated with the acquisition and preparation for the integration of First National Bankshares incurred in 2004 and economic conditions that impacted all financial institutions during 2004. The Committee’s focus in that review was to weigh the actions of management initiated for investment in the long-term growth of the Company against decisions that could have been made for short-term results. The Committee determined that based on these quantitative and qualitative factors some level of Annual Incentive Awards should be made to the Executive Officers at a level below the targets established for the Company. In making its determination the Committee applied its business judgment to those unusual items discussed above which were not contemplated when the matrix was established in 2004 but that impacted earnings per share in 2004. The Committee determined that but for these items and, after subtracting items that contributed to an increase in earnings per share, the Company’s performance would have been sufficient to award payments pursuant to the Plan. The Committee also took the performance evaluations of the Executive Officers into consideration, including the evaluation of Mr. Schaefer’s performance conducted by the entire Board of Directors of the Company. The members of the Committee determined that although some bonus payments should be made to Executive Officers, bonus payments should be less than the Annual Incentive Awards paid to those Executive Officers in prior years.

Based on this analysis, the following Annual Incentive Awards for 2004 were granted to the following named executive officers of the Company that had been reported in the 2004 proxy statement and those that are expected to be named Executive Officers in the 2005 proxy statement (2003 awards are also shown for comparison):

Named Executive Officer:	Amount of Annual Incentive Award:
	2003	2004
George A. Schaefer, Jr.	$990,000	$825,000
Neal E. Arnold	215,000	200,000
Kevin T. Kabat	300,000	200,000
Robert A. Sullivan	240,000	190,000
Greg D. Carmichael	175,000	165,000

The Company intends to provide additional information regarding the compensation awarded to the named executive officers in respect of and during the year ended December 31, 2004, in the proxy statement for the Company’s 2005 annual meeting of stockholders, which is being filed with the Securities and Exchange Commission in February 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH THIRD BANCORP

(Registrant)

February 11, 2005

/s/ R. MARK GRAF

R. Mark Graf

Chief Financial Officer and

Senior Vice President